UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2022

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-08462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GHM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2022, Graham Corporation (the “Company”), and Barber-Nichols, LLC, GHM Acquisition Corp., and Graham Acquisition I, LLC, as Guarantors, entered into the Second Amendment to Loan Agreement (the “Amendment”), which amended the Loan Agreement dated June 1, 2021, with Bank of America, N.A. (the “Bank”). Pursuant to the Amendment, the Bank agreed to waive the maximum total leverage ratio and minimum fixed charge coverage requirements through September 30, 2022. In addition, the availability on the line of credit was reduced from $30 million to $15 million. The Amendment requires that the Company have (i) a maximum net loss of not greater than $10 million for the twelve-month period ending March 31, 2022, (ii) adjusted EBITDA of not less than $2.0 million for the twelve-month period ending June 30, 2022, and not less than $2.25 million for the twelve-month period ending September 30, 2022, and (iii) requires minimum liquidity of $10 million through the date upon which all financial reporting for the fiscal year ending March 31, 2023 is delivered to the Bank and such financial information confirms to the Bank’s satisfaction that no default exists at such time (the “Compliance Date”), and $20 million thereafter.

The Amendment did not change the interest rate on the $20 million term loan or line of credit which remains BSBY plus 1.5%. Financial covenants will revert to previous requirements effective with the quarter ending December 31, 2022, including a leverage ratio of funded debt to adjusted EBITDA ratio of 3.0 to 1.0 and a fixed charge coverage ratio of at least 1.2 to 1.

The Amendment provides that the Bank is permitted to conduct an enterprise valuation and field exam annually at the Company’s expense. Further, pursuant to the Amendment, the Company agreed not to declare or pay any dividends prior to the Compliance Date or if any default would result from such a dividend.

Capitalized terms used herein and not otherwise defined have the meanings given such terms in the Amendment. The foregoing summary of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is filed with this Form 8-K as Exhibit 10.1.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release dated March 31, 2022 announcing the Amendment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Loan Agreement, dated as of March 31, 2022, by and among Graham Corporation, Barber-Nichols, LLC, GHM Acquisition Corp., Graham Acquisition I, LLC and Bank of America, N.A.

99.1	Press release dated March 31, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: March 31, 2022	By:	/s/ Jeffrey Glajch
Jeffrey Glajch
Vice President – Finance & Administration and
Chief Financial Officer